Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan N. Braverman, Christine M. McCarthy, Jolene E. Negre and Roger J. Patterson, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer	Chairman and Chief Executive Officer

/s/ Robert A. Iger		March 20, 2019
Robert A. Iger	(Principal Executive Officer)

Principal Financial and Accounting Officers

/s/ Christine M. McCarthy	Senior Executive Vice President and Chief	March 20, 2019
Christine M. McCarthy	Financial Officer (Principal Financial Officer)

/s/ Brent A. Woodford	Executive Vice President-Controllership, Financial,	March 20, 2019
Brent A. Woodford	Planning and Tax (Principal Accounting Officer)

Directors

/s/ Susan E. Arnold	Director	March 20, 2019
Susan E. Arnold

/s/ Mary T. Barra	Director	March 20, 2019
Mary T. Barra

/s/ Safra A. Catz	Director	March 20, 2019
Safra A. Catz

/s/ Francis A. deSouza	Director	March 20, 2019
Francis A. deSouza

/s/ Michael Froman	Director	March 20, 2019
Michael Froman

/s/ Robert A. Iger	Chairman of the Board and Director	March 20, 2019
Robert A. Iger

/s/ Maria Elena Lagomasino	Director	March 20, 2019
Maria Elena Lagomasino

Signature	Title	Date

/s/ Mark G. Parker	Director	March 20, 2019
Mark G. Parker

/s/ Derica W. Rice	Director	March 20, 2019
Derica W. Rice